UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of May 6, 2014, GSE Holding, Inc. (the “Company”) and certain of its affiliates, including GSE Environmental, Inc., as borrower (collectively with the Company, the “Credit Parties”), entered into a debtor-in-possession credit agreement that provides for aggregate borrowings of up to $45.0 million under a super-priority priming delayed-draw term loan facility (the “DIP Credit Facility”), of which $35.0 million was available on May 6, 2014 after entry by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of an interim order.  The remaining $10.0 million of borrowing availability under the DIP Credit Facility is expected to become available upon entry by the Bankruptcy Court of the final order approving the DIP Credit Facility.

Proceeds from the DIP Credit Facility may be used (i) for working capital, capital expenditures, payment of costs of administration of the Chapter 11 cases being jointly administered under the caption In re GSE Environmental, Inc., et al., Case No. 14-11126 (the “Chapter 11 Cases”), payment of fees and expenses incurred in connection with the DIP Credit Facility and certain other court-approved pre-petition expenses, and (ii) to repay in full the obligations outstanding under the prepetition secured revolving super-priority credit facility (the “Priming Facility”). On May 8, 2014, following the effective date of the DIP Credit Facility, $35.0 million under the DIP Credit Facility was funded and used in part to repay in full the obligations outstanding under the prepetition Priming Facility of approximately $18.1 million, and as of such date the Priming Facility was terminated.  After that repayment and after deducting certain fees and expenses in connection with entering into the DIP Credit Facility, the Company received net cash proceeds of approximately $1.5 million.

The DIP Credit Facility is scheduled to mature on the earliest to occur of (i) November 4, 2014, (ii) the date on which the DIP Credit Facility shall terminate in accordance with the provisions of the facility, (iii) the effective date of a plan of reorganization or (iv) the date of a sale of all or substantially all of the Credit Parties’ assets under Section 363 of Chapter 11 of Title 11 of the United States Code (such date, the “Termination Date”).  Borrowings are due and payable in full on the Termination Date.  Outstanding borrowings under the DIP Credit Facility are prepayable without penalty.

The DIP Credit Facility requires the Credit Parties to maintain certain financial covenants. The Credit Parties must not exceed established cumulative capital expenditure thresholds. For the period from May 6, 2014 to September 30, 2014, the Credit Parties’ cumulative capital expenditures must be no more than $950,000.  The Credit Parties must maintain minimum liquidity (equal to the sum of availability under the DIP Credit Facility and North American book cash which is subject to an account control agreement) of $3.5 million at all times.  The Credit Parties shall also adhere to a line item budget approved by the lenders under the DIP Credit Facility, subject to certain limited permitted variances.

The DIP Credit Facility requires the Credit Parties to comply with customary affirmative and negative covenants. Such affirmative covenants require the Credit Parties to, among other things, preserve corporate existence, comply with laws, pay tax obligations, maintain insurance, conduct update calls with the administrative agent and lenders to discuss liquidity levels and variances from the agreed-upon budget, maintain properties in good working order and maintain all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of business, and maintain cash in approved deposit accounts subject to account control agreements, in each case subject to thresholds and exceptions set forth in the DIP Credit Facility.

Restrictions imposed through the negative covenants affect the Credit Parties’ ability to, among other things, incur debt, create liens or permit liens to exist, engage in mergers and acquisitions, conduct asset sales or dispositions of property, make dividends and other payments in respect of capital stock, prepay certain indebtedness, pay certain earn-out obligations, change lines of business, make investments, loans and other advances, engage in transactions with affiliates, amend organizational documents or the terms of any other debt, and create or permit to exist any claim, lien or encumbrance that is pari passu or senior to claims of the lenders, in each case, subject to thresholds and exceptions as set forth in the DIP Credit Facility.

The DIP Credit Facility contains customary events of default, including, among other things:  nonpayment of principal, interest and other fees or other amounts after stated grace periods; material inaccuracy of representations and warranties; violations of covenants; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; non-perfection of security interest; failure to comply with the agreed-upon budget; the exceeding of permitted variances under the agreed-upon budget; and customary bankruptcy-related events of default.

The obligations under the DIP Credit Facility are guaranteed on a senior secured basis by the Company and each of its existing and future wholly owned domestic subsidiaries, other than any excluded subsidiaries. The obligations are secured by a first priority perfected security interest in substantially all of the guarantors’ assets, subject to certain exceptions, permitted liens and permitted encumbrances under the DIP Credit Facility.

The foregoing description of the DIP Credit Facility is a summary of the terms of the DIP Credit Facility and is subject to and qualified in its entirety by the text of the Debtor-in-Possession Credit Agreement and the Guaranty and Security Agreement, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02  Termination of Material Definitive Agreement.

The description of the repayment in full of the obligations outstanding under the Priming Facility in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the DIP Credit Facility in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: the potential adverse effect of the Chapter 11 Cases on the Credit Parties’ business, financial condition or results of operations, including the Credit Parties’ ability to maintain contracts and other business relationships that are critical to the Credit Parties’ business and the actions and decisions of creditors and other third parties with interests in the Chapter 11 Cases; the Credit Parties’ ability to maintain adequate liquidity to fund the Credit Parties’ operations during the Chapter 11 Cases and to fund a plan of reorganization and thereafter, including obtaining sufficient financing; whether the holders of the Credit Parties’ liabilities and/or securities receive any value for their interests; the Credit Parties’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases prosecuted from time to time; whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace; and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Debtor-in-Possession Credit Agreement, dated May 6, 2014, by and among GSE Environmental, Inc., Cantor Fitzgerald Securities and the other parties thereto.
10.2	Guaranty and Security Agreement, dated May 6, 2014, by and among GSE Environmental, Inc., Cantor Fitzgerald Securities and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: May 8, 2014                                                                    By:  /s/ Daniel C. Storey
Name: Daniel C. Storey
Title:   Senior Vice President and Chief Financial Officer